                                                                   EXHIBIT 99.13

                               AMENDMENT NO. 2 TO
                SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF
               TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS
                       RESTATED EFFECTIVE JANUARY 1, 2000

         WHEREAS, TRINITY INDUSTRIES, INC., a Delaware corporation (the "Company"), has heretofore adopted the SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS RESTATED EFFECTIVE JANUARY 1, 2000 ("the Plan") for the benefit of certain executive and managerial employees; and

         WHEREAS, pursuant to those provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;

         NOW THEREFORE, the Plan is hereby amended as follows:

         1. Effective January 1, 2002, section 2.01 is hereby amended by revising paragraph (qq) thereof to be and read as follows:

         "(qq) YEAR or PLAN YEAR: Plan Year means the period beginning on April 1 and ending on the next succeeding March 31. Effective January 1, 2002, Plan Year means the period beginning on each January 1 and ending on the next succeeding December 31."

         2. Effective December 31, 2001, section 2.01 is hereby amended by adding at the end thereof the following new paragraph (rr):

         "(rr) SHORT PLAN YEAR: The period of time from April 1, 2001 through December 31, 2001."

         3. Effective December 31, 2001, section 4.01 is hereby amended by revising paragraph (b) thereof to be and read as follows:

                  "(b) Matching Employer Contribution. For each Year, each Employer shall credit a Matching Employer Contribution amount in the form of Stock Units to each of its Employees for whom an amount was credited pursuant to

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                  paragraph (a) of this Section 4.01; provided, however, that no such Matching Employer Contribution shall be credited prior to the date on which such Employee completes one (1) year of Service. Such Matching Employer Contribution, when added to the Forfeitures which have become available for application as of the end of the Year pursuant to Section 4.03 hereof, shall be equal to a percentage of that portion of the Participant's Compensation Reduction Contribution for such Year pursuant to
                  Section 4.02 hereof which does not exceed six percent (6%) of his Base Compensation plus Annual Incentive Compensation for such Year, based on his years of Service as follows:

Years of Service                           Applicable Percentage
----------------                           ---------------------
Less than 1                                        0%
1 but less than 2                                 25%
2 but less than 3                                 30%
3 but less than 4                                 35%
4 but less than 5                                 40%
5 or more                                         50%

                  For purposes of determining a Participant's Matching Employer Contribution under this paragraph (b), if a Participant's Employment Commencement Date is any date on or after January 1, 2001 and on or before March 31, 2001, and such Participant is employed as of the last day of the Short Plan Year, he shall be credited with a year of Service for such Short Plan Year."

                                       2

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         IN WITNESS HEREOF, the Company has caused this instrument to be executed in its name and on behalf of this 18th day of June, 2002, effective as the dates noted above.

                                        TRINITY INDUSTRIES, INC.

                                        By: /s/ Andrea F. Cowan
                                            ------------------------------------

                                        Title: Vice President

ATTEST:

/s/ Michael G. Fortado

STATE OF TEXAS      }
                    } ss.
COUNTY OF DALLAS    }

         This instrument was acknowledged before me on the 18th day of June, 2002, by Andrea F. Cowan of TRINITY INDUSTRIES, INC., a Delaware corporation, on behalf of said corporation.

                                                  /s/ Marsha L. Buchanan
                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of Texas

My Commission Expires:

July 29, 2003

                                        3